EXHIBIT 10.4(ii)

GEORGIA-PACIFIC CORPORATION

ECONOMIC VALUE INCENTIVE PLAN

FOR EUROPEAN EMPLOYEES

§ 1. PURPOSE

The purpose of this Plan is to set forth the terms and conditions for the payment of annual cash bonuses to Participants. Bonuses under the Plan consist of two components, the Quantitative Bonus, which is based on the Relative EVA Ranking of the G-P Group as compared to the Peer Group Companies, and the Discretionary Bonus, which is based on the performance of each business unit with respect to EVA drivers, actions to increase long-term EVA, and individual performance.

§ 2. DEFINITIONS

1. “Administrator” means the Executive Vice President-Human Resources of G-P.

2. “Base Salary” means (i) a Participant’s base annual salary in effect as of such Participant’s common review date for the applicable calendar year, or (ii) if an Employee becomes a Participant after his or her common review date, such Participant’s base annual salary in effect as of the date his or her participation commences.

3. “Board” means the Board of Directors of G-P.

4. “CEO” means the Chairman and Chief Executive Officer of G-P.

5. “Committee” means the Compensation Committee of the Board.

6. “Compensation” means such Participant’s annual base salary determined as of the common review date for such Participant for that calendar year.

7. “Discretionary Bonus” means that portion of a Participant’s bonus under this Plan for a calendar year which is determined in accordance with the provisions of § 5.

8. “EVA” means “economic value added” for a calendar year, as determined in accordance with § 4.

9. “Employee” means any salaried employee of a Participating Company, excluding any individual who is an expatriate employee of a Participating Company and who is a citizen of the United States.

10. “G-P” means Georgia-Pacific Corporation and its subsidiaries.

11. “G-P EVIP” means the Georgia-Pacific Corporation Economic Value Incentive Plan.

12. “G-P Group” means that portion of the business and operations of G-P which is reflected by the class of G-P’s common stock known as Georgia-Pacific Corporation — Georgia-Pacific Group Common Stock.

13. “Participant” means an Employee of a Participating Company who, for a given calendar year, meets the eligibility standards of § 3.

14. “Participating Company” means those companies designated as Participating Companies on Exhibit A attached hereto.

15. “Peer Group Companies” means for each calendar year, the companies listed in the Standard & Poor’s Paper and Forest Products Industry Index or the Standard & Poor’s Household Products (nondurables) Index which the Committee, in its sole discretion, determines to be peers of G-P for that calendar year for purposes of the G-P EVIP. If a Peer Group Company is not in existence as an independent entity generating the types of public information needed for EVA calculations both at the beginning and the end of such calendar year, that company will not be treated as a Peer Group Company for that year.

16. “Plan” means the Georgia-Pacific Corporation Economic Value Incentive Plan for European Employees as set forth in this document, as amended from time to time.

17. “Quantitative Bonus” means that portion of a Participant’s bonus under this Plan for a calendar year which is determined in accordance with the provisions of § 4.

18. “Relative EVA Ranking” means, for each calendar year, the percentile ranking of the G-P Group’s EVA performance for that calendar year as compared to the Indexed EVA performance of each of the Peer Group Companies for that year, as defined under § 4.

§ 3. ELIGIBILITY

An Employee will be a Participant in this Plan for a given calendar year if he or she

(a) is an officer of a Participating Company during that year;

(b) is employed on January 1 and is designated by the CEO or the Administrator as a Participant at the beginning of that year; or

(c) is added as a Participant before the fourth quarter of that year by act of the CEO or the Administrator; and

(d) does not participate in any other incentive compensation program maintained by G-P or a Participating Company, other than a stock option plan.

§ 4. QUANTITATIVE BONUS

1. General. A Participant’s Quantitative Bonus, if any, for a calendar year will be based on the Relative EVA Ranking achieved by G-P Group for such calendar year and will be equal to a percentage of the Participant’s Compensation determined by the Administrator.

2. Determination of Standards.

(a) Standards Determined under the G-P EVIP. Prior to March 31 of each calendar year, the following standards will be determined under the terms of the G-P EVIP:

(i) The threshold, target and maximum Relative EVA Ranking for that calendar year; and

(ii) The Peer Group Companies for the calendar year.

(b) Standards Determined by the Administrator. Each year, the Administrator will determine, in his or her discretion:

(i) Each Participant’s Bonus Percentage, which is the percentage of his or her Compensation that could be paid as the total (Quantitative and Discretionary) bonus under this Plan if the target Relative EVA Ranking is achieved for such calendar year; and

(ii) The Quantitative Bonus Weighting, which is the percentage of the total bonus opportunity for the calendar year which will comprise the Quantitative Bonus.

3. Calculation of Quantitative Bonus. The Quantitative Bonus for each Participant for each calendar year will be calculated based on the Relative EVA Ranking achieved by the G-P Group for that calendar year as determined by the Committee for purposes of the G-P EVIP, as follows:

(a) Subject to § 4.5, the Participant’s Quantitative Bonus will equal (i) the Participant’s Bonus Percentage multiplied by (ii) the Quantitative Bonus Weighting multiplied by (iii) the percentage of the target Quantitative Bonus that was earned based on the achieved Relative EVA Ranking, and then multiplied by (iv) the Participant’s Compensation.

(b) The amount of Quantitative Bonus for any Relative EVA Ranking between a given level and the next preceding or following level shall be determined by interpolation between those two levels.

(c) If the achieved Relative EVA Ranking for a calendar year is less than the threshold Relative EVA Ranking set for that year, no Quantitative Bonus will be paid.

4. Determination of EVA and Relative EVA Ranking.

(a) EVA. For each calendar year, EVA will equal the “net operating profit after tax” for that year minus a capital charge determined by multiplying the weighted average cost of debt and equity capital for that calendar year by the “average invested capital” for that year.

(b) Relative EVA Ranking. For purposes of determining the Relative EVA Ranking of the G-P Group, EVA for each Peer Group Company will be the “Indexed EVA” for such company, which is determined by subtracting that Peer Group Company’s weighted average cost of debt and equity capital from its “return on average invested capital” and multiplying the difference by the G-P Group’s “average invested capital.”

(c) Defined Terms. For purposes of this § 4:

(i) “net operating profit after tax” for each calendar year is reported net earnings for that year adjusted by (A) adding net interest expense for that calendar year, (B) adding goodwill amortization for that calendar year, (C) eliminating the effect of changes in LIFO inventory reserve for that calendar year, (D) eliminating the effects of Special Items during that calendar year (such as non-recurring gains or losses, disposals of assets, restructuring charges and similar items), and (E) adjusting taxes for that calendar year to reflect actual cash taxes paid and eliminating the tax benefit of interest expense;

(ii) “average invested capital” for a calendar year is the average of the sum of short-term debt, long-term debt and adjusted book value of equity at the beginning of that year and at the end of that year; and

(iii) “return on average invested capital” for a calendar year is the “net operating profit after tax” divided by the “average invested capital” for that year.

(d) Determinations. All determinations made under this § 4 shall be based (i) with respect to the Corporation, on its unaudited financial results for the calendar year, and (ii) with respect to each Peer Group Company, on its unaudited financial results as reported on its Forms 10Q for the first three quarters of the calendar year plus its unaudited financial results for the fourth quarter of the calendar year determined from financial data provided in its earnings releases in January of the immediately following calendar year using the pre-established assumptions, policies and procedures.

5. Quantitative Bonus Limit. Notwithstanding anything in this Plan to the contrary, the Quantitative Bonus for any Participant for a calendar year may not exceed the lesser of

(a) 200% of (i) the maximum total Quantitative Bonus and Discretionary Bonus that the Participant could receive if the target Relative EVA Ranking was achieved in that calendar year multiplied by (ii) the Quantitative Bonus Weighting for that calendar year, or

(b) 125% of the Participant’s Base Salary for that calendar year.

§ 5. DISCRETIONARY BONUS

1. General. Each Participant will be eligible to receive a Discretionary Bonus for a calendar year, regardless of whether he or she receives a Quantitative Bonus for that year.

2. Calculation of Discretionary Bonus. The CEO, in his discretion, shall determine the amount of the Discretionary Bonus for each calendar year for each Participant after reviewing (i) the performance of the business unit to which such Participant belongs during that calendar year with respect to EVA drivers specified by CEO, and (ii) the actions taken by the business unit during that calendar year to increase the long-term EVA of that business unit and/or G-P as a whole.

3. Individual Performance. Notwithstanding anything in this Plan to the contrary, a Participant’s Discretionary Bonus will also reflect his or her individual performance as follows:

(a) Performance with Respect to G-P Policies. The amount of the Discretionary Bonus for each Participant will reflect his or her individual performance (and the performance of any business unit under his or her supervision) with respect to G-P’s standing policies including, but not limited to, G-P’s Code of Business Conduct and its safety and environmental policies.

(b) Performance with Respect to Long-Term EVA Drivers. As determined in the discretion of the President—European Consumer Products Business, the amount of the Discretionary Bonus for each Participant will also reflect his or her individual performance (and the performance of any business unit under his or her supervision) with respect the actions taken by the business unit during that calendar year to increase the long-term EVA of that business unit and/or G-P as a whole. In conducting his review, the President—European Consumer Products Business may consider any actions by business units he deems appropriate, including but not limited to actions to (i) increase efficiency (by increasing revenue or reducing costs using the same or less capital), (ii) develop new investment opportunities, and/or (iii) reduce or divest under-performing assets.

4. Discretionary Bonus Limit. Notwithstanding anything in this Plan to the contrary, the Discretionary Bonus for any Participant for any calendar year may not exceed the least of

(a) the amount of the maximum total Quantitative Bonus and Discretionary Bonus the Participant could receive if the target Relative EVA Ranking was achieved in that calendar year;

(b) 125% of the Participant’s Base Salary for that calendar year, reduced by the Quantitative Bonus for that calendar year; or

(c) the amount of the maximum total Quantitative Bonus and Discretionary Bonus the Participant could receive if the G-P Group’s maximum Relative EVA Ranking was achieved in that calendar year, reduced by the Quantitative Bonus paid for that calendar year.

§ 6. PAYMENT OF AWARDS

1. General. Bonuses will be paid as soon as practicable after the calculation of the G-P Group’s Relative EVA Ranking for each calendar year, but in no event later than March 15 following the end of the applicable calendar year. Except as provided in § 6.2, no bonus will be payable under this Plan for a calendar year to any Participant who (i) voluntarily terminates his or her employment with a Participating Company during that year, or (ii) is involuntarily terminated by a Participating Company for any reason during that calendar year.

2. Prorated Bonus. A Participant will be entitled to a bonus for a calendar year which is prorated to reflect the number of complete calendar months actually worked during that year and which will be payable at the same time bonuses for other Participants are paid for that calendar year, if the Participant

(a) terminates employment during the calendar year after he or she has attained at least age 65 or has attained age 55 and accumulated at least ten (10) years of continuous service;

(b) dies during the calendar year;

(c) becomes totally and permanently disabled (as determined by the Administrator or his or her delegate pursuant to the standards of the Georgia-Pacific Corporation Salaried Long-Term Disability Plan, whether or not the Participant has enrolled, or is eligible to enroll, in that plan); or

(d) is added as a Participant mid-year by act of the CEO or the Administrator.

A prorated bonus will be payable, to the extent required by applicable law, to any Participant who works on a part-time basis for all or a portion of a given calendar year. A prorated bonus also will be payable under this Plan to any other Participant upon the specific approval of the Administrator (or his or her delegate).

3. Death. In the event of the death of a Participant, any bonus payable to, or on behalf of him or her under this Plan will be paid, first, to the surviving spouse (if any) and, if there is no surviving spouse, to his or her estate.

§ 7. MAXIMUM TOTAL BONUS

Notwithstanding anything in this Plan to the contrary, no Participant may receive a Quantitative Bonus and Discretionary Bonus under this Plan in any calendar year which in total exceeds $3,500,000.

§ 8. ADMINISTRATION

The Plan will be administered by the Administrator. Decisions and determinations by the Administrator shall be final and binding upon all parties, including G-P, the Participating Companies, shareholders, Participants and other employees. The Administrator shall have the authority to administer the Plan, make all determinations with respect to the construction and application of the Plan, adopt and revise rules and regulations relating to the Plan and make any other determinations which it believes necessary or advisable for the administration of the Plan. The Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan. The Administrator is expressly authorized to appoint one or more individuals or entities to administer the Plan and to make all determinations with respect to the construction and application of the Plan, and otherwise exercise all powers vested in the Administrator under the Plan. Such agents shall serve at the pleasure of the Administrator. The decisions of any such agents taken within the scope of his or her authority will have the same effect as decisions by the Administrator.

§ 9. AMENDMENT OR TERMINATION

The Administrator expressly reserves the right to amend or terminate the Plan at any time, provided that no Quantitative Bonus for a calendar year may be reduced on or after December 31 of that year.

§ 10. MISCELLANEOUS

1. Bonuses Unfunded. Any bonuses payable pursuant to the Plan (if any) shall be paid solely from the general assets of G-P.

2. Taxation of Bonuses. Bonuses paid under the Plan will be subject to taxes in accordance with applicable law.

3. Spendthrift Clause. A Participant may not assign, anticipate, alienate, commute, pledge or encumber any bonus to which he or she may become entitled under the Plan, nor are the bonuses subject to attachment or garnishment by any creditor.

4. No Contract of Employment. Participation in this Plan shall not constitute an agreement (1) of the Participant to remain in the employ of and to render his/her services to G-P or any Participating Company or (2) of G-P or any Participating Company to continue to employ such Participant, and G-P or any Participating Company may terminate the employment of a Participant at any time with or without cause.

5. Deletion of Participants. Notwithstanding anything in this Plan to the contrary, the CEO or the Administrator, in his or her sole discretion may delete any Employee from the Participant group for a calendar year.

§ 11. EFFECTIVE DATE

This Plan shall become effective as of January 1, 2001.

EXHIBIT A

Participating Companies

•	Georgia-Pacific Deutschland GmbH—Incorporated: Germany
•	Georgia-Pacific Group Services Limited—Incorporated: United Kingdom
•	Georgia-Pacific Hellas S.A.—Incorporated: Greece
•	Georgia-Pacific Italia S.r.L.—Incorporated: Italy
•	Georgia-Pacific S.P.R.L. S. Com.p.A.—Incorporated: Spain
•	Georgia-Pacific Scandinavia AB—Incorporated: Sweden
•	Georgia-Pacific Belgium B.V.B.A.—Incorporated: Belgium
•	Georgia-Pacific Belux S.P.R.L.—Incorporated: Belgium
•	Georgia-Pacific Britain, L.L.C.—Incorporated: Delaware
•	Georgia-Pacific Europe Limited—Incorporated: United Kingdom
•	Georgia-Pacific Finland OY—Incorporated: Finland
•	Georgia-Pacific France s.c.a.—Incorporated: France
•	Georgia-Pacific GB Limited—Incorporated: United Kingdom
•	Georgia-Pacific Investment S.àr.l—Incorporated: Luxembourg
•	Georgia-Pacific Ireland Limited—Incorporated: Ireland
•	Georgia-Pacific Nederland B.V.—Incorporated: The Netherlands
•	Georgia-Pacific S.àr.l.—Incorporated: Luxembourg
•	Georgia-Pacific Scandinavia AS—Incorporated: Norway
•	Georgia-Pacific Scandinavia A/S—Incorporated: Denmark
•	Georgia-Pacific Services S.N.C.—Incorporated: Belgium
•	Harmon International Limited—Incorporated: United Kingdom
•	Ikaalisten Teollisuuspal-Veluroy—Incorporated: Finland
•	Laboratoires Polivé S.N.C.—Incorporated: France
•	Nokian Paikallispalvelu Oy—Incorporated: Finland
•	Vania Expansion S.N.C.—Incorporated: France
•	Zao Georgia-Pacific (Russia)—Incorporated: Russia

A-1